Exhibit 2.4
THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT
     THIS THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT, is dated as of February 10, 2006 (this “Amendment”), by and among Youbet.com, Inc., a Delaware corporation (“Youbet”), UT Gaming, Inc., a Delaware corporation (“Purchaser”), UT Group, LLC, a Delaware limited liability company (“Seller”), and United Tote Company, a Montana corporation (the “Company”). Capitalized terms that are not defined elsewhere in this Amendment shall have the meanings ascribed to such capitalized terms in the Agreement (as defined below).
RECITALS
     A. Youbet, Purchaser, Seller and the Company are parties to that certain Stock Purchase Agreement dated as of November 30, 2005, as amended by that certain First Amendment to Stock Purchase Agreement dated December 22, 2005, and by the certain Second Amendment to Stock Purchase Agreement dated January 26, 2006 (the “Agreement”).
     B. Pursuant to Section 9.4 of the Agreement, Youbet, Purchaser, Seller and the Company desire to amend the Agreement upon the terms and conditions set forth in this Amendment.
AGREEMENTS
     In consideration of the mutual covenants of the parties as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
     1. Glossary of Defined Terms. Effective as of the date first set forth above, the following terms are added to the Glossary of Defined Terms, each together with its associated section reference:

$1.8 Million Note	2.2
$5.2 Million Note	2.2
Cash Consideration	2.2
Indemnification Note	2.2
Indemnity Escrow Agreement	1
Indemnity Note Escrow Account	1
Notes	2.2
Retention Escrow Agreement	1
Securities Act	4.32
Stock Consideration	2.2
Stockholder Rights Agreement	7.2	(h)
Effective as of the date first set forth above, the following terms are deleted from the Glossary of Defined Terms, each together with its associated section reference:

Accountants	2.4	(f)
Estimated Net Working Capital	2.4	(c)
Estimated Net Working Capital Statement	2.4	(b)
Final Net Working Capital	2.4 (g) (i)
Final Net Working Capital Statement	2.4	(f)
Net Working Capital Statement	2.4	(d)
Net Working Capital Target	2.4	(a)
Protest Notice	2.4	(e)
     2. Definitions — Additions. Effective as of the date first set forth above, the following definition in Article I of the Agreement is amended and restated in its entirety to read as follows:
     “Escrow Amount” means, at any time, the aggregate amount then required to be deposited with the Escrow Agent pursuant to Sections 2.3 or 6.3(a)(ii).
Effective as of the date first set forth above, the following definitions are added to Article I of the Agreement:
     “Indemnity Escrow Agreement” means an escrow agreement in substantially the form attached hereto as Exhibit 3.
     “Indemnity Note Escrow Account” means the escrow account established by the escrow agent pursuant to the terms and conditions of the Indemnity Escrow Agreement.
     “Retention Escrow Agreement” means an escrow agreement in substantially the form attached hereto as Exhibit 4.
Effective as of the date first set forth above, the definitions of “Adjusted Net Working Capital” and “Purchaser Incurred Expenses” in Article I of the Agreement are deleted in their entirety.
     3. Purchase Price. Effective as of the date first set forth above, Section 2.2 of the Agreement is amended and restated in its entirety to read as follows:
     2.2 Purchase Price. The aggregate purchase price (the “Purchase Price”) for the Shares shall be (i) $10,000,000 in cash (the “Cash Consideration”), subject to adjustment as set forth in Section 2.5, (ii) a note in the form attached as Exhibit 2.2-1 in the principal amount of $5,200,000 issued by Youbet to Seller (the “$5.2 Million Note”), (iii) a note in the form attached as Exhibit 2.2-2 in the principal amount of $3,200,000 issued by Youbet to Seller (the “Indemnification Note”), (iv) a note in the form attached as Exhibit 2.2-3 in the principal amount of $1,800,000 issued by Youbet to Seller (the “$1.8 Million Note” and, together with the $5.2 Million Note and the Indemnification Note, the “Notes”) and (v) 2,181,818 shares of Common Stock, par value $0.001 per share, of Youbet (the “Stock Consideration”). On the Closing Date (as defined in Section 7.1), subject to the terms and conditions set forth in this Agreement, and in consideration of the sale, assignment, transfer and delivery of the Shares, Purchaser shall deliver to Seller the Purchase Price.

     4. Closing. Effective as of the date first set forth above, Section 2.3 of the Agreement is amended and restated in its entirety to read as follows:
     2.3 Closing. The Closing will take place at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Chicago, Illinois 60661, or at such other place as Purchaser and Seller mutually agree, at 10:00 a.m. local time, on the Closing Date. At the Closing, Youbet will, or will cause Purchaser to, (i) pay to Seller cash in an amount equal to (A) $9,000,000, (B) minus, in the event the Closing Indebtedness exceeds the Target Indebtedness, the amount of such excess, (C) plus, in the event the Target Indebtedness exceeds the Closing Indebtedness, the amount of such excess, by wire transfer of immediately available funds to such account as Seller may reasonably direct by written notice delivered to Purchaser by Seller prior to the Closing Date, (ii) direct the Escrow Agent to pay $1,000,000 from the Escrow Account to Seller by wire transfer of immediately available funds, and (iii) deliver the Notes and a certificate or certificates representing the Stock Consideration, free and clear of all Liens (other than restrictions on transfer by Seller arising under applicable securities Laws, Liens created by Seller and restrictions set forth in the Stockholder Rights Agreement). Simultaneously with such payment and delivery, Seller will (x) assign and transfer to Purchaser all right, title and interest in and to the Shares, free and clear of all Liens (other than restrictions on transfer by the Purchaser arising under applicable securities Laws), by delivering to Purchaser a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached, and (y) direct the Escrow Agent to pay to Purchaser any funds remaining in the Escrow Account after payment of the $1,000,000 to Seller contemplated by the immediately preceding sentence by wire transfer of immediately available funds. On November 30, 2005, Purchaser delivered $1,000,000 by wire transfer of immediately available funds to the Escrow Agent to be held pursuant to the Escrow Agreement. At the Closing, there shall also be delivered to Seller and Purchaser the opinions, certificates and other agreements, documents and instruments to be delivered under Articles VI and VII.
     5. Estimated Net Working Capital. Effective as of the date first set forth above, Section 2.4 of the Agreement is amended and restated in its entirety to read as follows:
     [Intentionally Omitted.]
     6. Indebtedness Adjustment. Effective as of the date first set forth above, Section 2.5 of the Agreement is amended and restated in its entirety to read as follows:
     2.5 Indebtedness Adjustment.
        (a) If the aggregate Indebtedness of the Company and its Subsidiaries (other than IWP Systems and the Inactive Subsidiaries) outstanding as of the open of business on the Closing Date (the “Closing Indebtedness”), is greater than $14,411,215 (the “Target Indebtedness”), as set forth in clause (i)(B) of Section 2.3, the Cash Consideration shall be reduced by an amount equal to such difference.

        (b) If the Closing Indebtedness is less than the Target Indebtedness, as set forth in clause (i)(C) of Section 2.3, the Cash Consideration shall be increased by an amount equal to such difference.
     7. Estimated Net Working Capital. Effective as of the date first set forth above, a new Section 4.31 of the Agreement is added to read as follows:
     4.31 Net Working Capital. Attached as Schedule 4.31 is a statement of the estimated Net Working Capital immediately prior to the Closing which statement is accompanied by a certificate as to the preparation of such statement in accordance with the terms of this Section 4.31, executed by the Chief Operating Officer and Chief Executive Officer of the Company. Such statement has been prepared by Seller, the Company and the Company’s management in good faith in accordance with the definition of Net Working Capital contained herein, based on information and assumptions reasonably believed by Seller, the Company and the Company’s management to be sound and accurate as of immediately prior to the Closing.
     8. Indebtedness. Effective as of the date first set forth above, a new Section 4.32 of the Agreement is added to read as follows:
     4.32 Indebtedness. No payment was made with respect to the Indebtedness described on the pay off letter delivered to Purchaser pursuant Section 7.2(g) on or after the date of the Payoff Letter and prior to the Closing, other than automatic cash sweeps of customer receivables that pay down the revolving line under the Credit Agreement in a manner consistent with past practices.
     9. Investment Representations. Effective as of the date first set forth above, a new Section 4.33 of the Agreement is added to read as follows:
     4.33 Investment Representations.
        (a) Seller is an accredited investor as such term is defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”). Seller is acquiring the Stock Consideration for its own account and not with a view to the distribution or resale thereof within the meaning of Section 2(11) of the Securities Act. Seller agrees that the Stock Consideration may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration or qualification under the Securities Act and any applicable state securities Law or pursuant to an exemption from such registration or qualification. Seller acknowledges that the Stock Consideration will be subject to the further restrictions set forth in the Stockholder Rights Agreement.
        (b) Seller has made such investigation of Youbet as Seller deemed appropriate to obtain information, to verify the accuracy of such information and to evaluate the merits and risks of an investment in Youbet and has had the opportunity to ask questions of, and receive answers from, Youbet and persons acting on its behalf concerning the terms and conditions of the Stock Consideration, and all such questions have been answered to Seller’s full satisfaction.

        (c) Seller agrees that the certificate or certificates for the Stock Consideration received shall bear the following legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE (“STATE LAWS”). THEY MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, BEQUEATHED, GIFTED, DISTRIBUTED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE STATE LAWS OR (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY SIMILAR REQUIREMENTS OF APPLICABLE STATE LAWS AS ESTABLISHED BY A WRITTEN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE ISSUER OF THESE SECURITIES.
     The legend will be removed from the certificate or certificates representing the Stock Consideration promptly upon delivery to Youbet of such satisfactory evidence as may be reasonably required by Youbet that such legend is not required to ensure compliance with the Securities Act or applicable state securities laws.
     10. Representations and Warranties of Purchaser. Effective as of the date first set forth above, new Sections 5.8 and 5.9 shall be added to Article V to read as follows:
     5.8 Stock Consideration. When issued, all of the shares of the Stock Consideration shall have been validly issued and shall be fully paid and non-assessable. No shares of the Stock Consideration shall be subject to, nor shall have been issued in violation of, any preemptive or similar rights, or any Liens (other than restrictions on transfer by Seller arising under applicable securities Laws, Liens created by Seller and restrictions set forth in the Stockholder Rights Agreement).
     5.9 Outstanding Shares. The number of issued and outstanding shares of Common Stock, par value $0.001 per share, of Youbet (“Youbet Common Stock”) was 33,451,809 as of December 31, 2005, and since December 31, 2005 through the date hereof, to the best knowledge of Youbet and Purchaser after reasonable inquiry, there have been no issuances of shares of Youbet Common Stock other than issuances in connection with the exercise of outstanding warrants or stock options and any other issuances of Youbet Common Stock that are not material in the aggregate.
     11. Time and Place. Effective as of the date first set forth above, Section 7.1 of the Agreement is amended and restated in its entirety to read as follows:
     7.1 Time and Place. The transactions contemplated by this Agreement shall be consummated (the “Closing”) at 10:00 a.m. local time on February 10, 2006 (the

     “Closing Date”), at the offices of Katten Muchin Rosenman LLP at 525 West Monroe Street, Suite 1900, Chicago, Illinois 60661.
     12. Deliveries of Seller. Effective as of the date first set forth above, a new Section 7.2(h) is added to Article VII to read as follows:
     (h) Stockholders Rights Agreement. A Stockholders Rights Agreement (the “Stockholder Rights Agreement”) by and among Seller and Youbet, in the form attached hereto as Exhibit 7.2(h), duly executed by Seller.
     13. Deliveries of Purchaser. Effective as of the date first set forth above, the phrase “Purchaser will” first appearing in the first sentence of Section 7.3 is deleted and replaced in its entirety with the phrase “Youbet will, or will cause Purchaser to,”.
     14. Deliveries of Purchaser. Effective as of the date first set forth above, new Sections 7.3(c), 7.3(d) and 7.3(e) of the Agreement are added to read as follows:
     (c) Stockholders Rights Agreement. The Stockholders Rights Agreement, duly executed by Youbet;
     (d) Notes. The Notes, duly executed by Youbet; and
     (e) Stock Consideration. A certificate or certificates representing the Stock Consideration.
     15. Section 7.4. Effective as of the date first set forth above, Section 7.4 (“Additional Deposit to Escrow") of the Agreement is deleted in its entirety.
     16. Indemnification of Purchaser. Effective as of the date first set forth above, the phrase in the fifth line of Section 8.1 “reimbursement from the Escrow Account” is deleted and replaced in its entirety with the phrase “permitted set off against the Indemnification Note, or if the Indemnification Note has been voluntarily prepaid in whole or in part, reimbursement from the Indemnity Note Escrow Account”.
     17. Indemnification of Purchaser. Effective as of the date first set forth above, the second to last paragraph of Section 8.1 is deleted in its entirety.
     18. Indemnification of Purchaser. Effective as of the date first set forth above, the phrase in the second line of the last paragraph of Section 8.1 “from the Escrow Account to the payment and satisfaction of any Loss for which reimbursement is provided for” is deleted and replaced in its entirety with the phrase “by permitted set off against the Indemnification Note to the payment and satisfaction of any Loss for which set off is provided for, or if the Indemnification Note has been voluntarily prepaid in whole or in part, from the Indemnity Note Escrow Account to the payment and satisfaction of any Loss for which reimbursement is provided for,”.
     19. Indemnification Procedure for Third Party Claims. Effective as of the date first set forth above, the phrase in the ninth line of Section 8.3 “from the Escrow Account” is deleted and replaced in its entirety with the phrase “by permitted set off against the Indemnification Note or from the Indemnity Note Escrow Account”.
     20. Certain Limitations on Remedies. Effective as of the date first set forth above, the phrase in the sixth line of Section 8.5(b)(i) “shall be entitled to reimbursement” is deleted and replaced in its entirety with the phrase “shall be entitled to permitted set off against the Indemnification Note, or if the Indemnification Note has been voluntarily prepaid in whole or in part, to reimbursement from the Indemnity Note Escrow Account”.
     21. Certain Limitations on Remedies. Effective as of the date first set forth above, the phrase in the last line of Section 8.5(b)(i) “4.4, 4.5 or 4.28” is deleted and replaced in its entirety with the phrase “4.4, 4.5, 4.28, 4.31 or 4.32”.
     22. Certain Limitations on Remedies. Effective as of the date first set forth above, the phrase in the first and second lines of Section 8.5(c) “or any breach by Seller of Section 2.4” is deleted in its entirety.
     23. Certain Limitations on Remedies. Effective as of the date first set forth above, Section 8.5(d) of the Agreement is amended and restated in its entirety to read as follows:
     (d) Notwithstanding anything to the contrary contained herein, except for the assertion of any claim based on fraud, after the Closing, a Purchaser Indemnified Party (i) may only recover Losses for which such Purchaser Indemnified Party may be indemnified and held harmless pursuant to Section 8.1 solely by permitted set off of up to $3,200,000 in the aggregate against the principal amount owing under the Indemnification Note, or if the Indemnification Note has been voluntarily prepaid in whole or in part, by reimbursement from the Indemnity Note Escrow Account, (ii) will not be entitled to recover Losses from any source other than by set off against the Indemnification Note, or if the Indemnification Note has been voluntarily prepaid in whole or in part, the Indemnity Note Escrow Account and (iii) will not be entitled to recover any Losses to the extent the aggregate amount of such Losses exceeds any principal amounts owing under the Indemnification Note.
     24. Certain Limitations on Remedies. Effective as of the date first set forth above, the phrase in the last line of Section 8.7 “Sections 2.4 and” is deleted and restated in its entirety with the word “Section.”
     25. Set Off; Indemnification Note Escrow Account. Effective as of the date first set forth above, a new Section 8.9 shall be added to Article VIII to read in its entirety as follows:
     8.9 Set Off; Indemnification Note Escrow Account. Subject to the applicable terms and limitations set forth elsewhere in this Article VIII, Purchaser may set off any Loss of any Purchaser Indemnified Party against the Indemnification Note pursuant to the terms of Section 3 of the Indemnification Note, or if the Indemnification Note has been voluntarily prepaid in whole or in part, may seek reimbursement for any Loss of any Purchaser Indemnified Party from the Indemnity Note Escrow Account.

     26. Full Force and Effect. Except as is expressly stated herein, the Agreement, as further modified by this Amendment, shall remain in full force and effect and unchanged.
     27. Counterparts. This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment, to the extent signed and delivered by means of a facsimile machine, e-mail of a PDF file or other electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the reasonable request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine, e-mail of a PDF file or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, e-mail of a PDF file or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
     28. Construction. This Amendment shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws.
     29. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Amendment or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by the court without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.
     30. Headings. The subject headings of this Amendment are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.
     31. No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.
     32. Entire Agreement. All references in the Agreement, or otherwise to the Agreement, hereafter shall be deemed to include the Agreement as amended by this Amendment.
[end of document;
signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Third Amendment to Stock Purchase Agreement as of the date first above written.

YOUBET.COM, INC.
By:	/s/ Gary W. Sproule
	Name:	Gary W. Sproule
	Title:	Chief Financial Officer

UT GAMING, INC.
By:	/s/ Gary W. Sproule
	Name:	Gary W. Sproule
	Title:	Chief Financial Officer

UT GROUP, LLC
By:	/s/ Robert E. Michalik
	Name:	Robert E. Michalik
	Title:	Vice President

UNITED TOTE COMPANY
By:	/s/ Robert E. Michalik
	Name:	Robert E. Michalik
	Title:	Vice President

Exhibit 3 to Third Amendment to Stock Purchase Agreement
INDEMNITY ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (this “Agreement”) is entered into as of [___], by and among Youbet.com, Inc., a Delaware corporation (“Company”), UT Group, LLC, a Delaware limited liability company (“Holder”), and [Wachovia Bank, National Association, a national banking association], as the initial Escrow Agent (together with any successor in such capacity, “Escrow Agent”).
     WHEREAS, pursuant to the terms of that certain Promissory Note, dated February 10, 2006 (the “Note”), by and between Company and Holder, Company has promised to pay to the order of Holder the principal amount of Three Million Two Hundred Thousand Dollars ($3,200,000), together with interest thereon.
     WHEREAS, pursuant to the terms of the Note, certain voluntary prepayments made by Company pursuant to Section 2(b) of the Note shall be deposited by Company with Escrow Agent to be held as security for the indemnification obligations of Holder under that certain Stock Purchase Agreement, dated as of November 30, 2005 (as amended, the “Purchase Agreement”), by and among Company, UT Gaming, Inc., a Delaware corporation, Holder and United Tote Company, a Montana corporation (“United Tote”), and disbursed in accordance with the terms set forth herein.
     WHEREAS, the escrow account set up in connection with this Agreement shall be named the “Indemnity Escrow Account” or some other name which is substantially similar, and all amounts deposited therein in accordance with the Note and held therein in accordance herewith, together with any income earned thereon, shall be referred to as the “Escrow Funds.”
     WHEREAS, each capitalized term which is used and not otherwise defined in this Agreement has the meaning which the Purchase Agreement assigns to that term.
     NOW, THEREFORE, in consideration of the above premises and of the mutual covenants and agreements contained herein and in the Note and the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE 1.
APPOINTMENT; ESCROW FUND
     1.1. Appointment of Escrow Agent. Holder and Company hereby designate and appoint Escrow Agent as joint escrow agent for Holder and Company pursuant to the terms of this Agreement. Escrow Agent agrees to (i) act as the escrow agent, (ii) deposit and hold all portions of the Escrow Funds in an account maintained by the Escrow Agent (the “Escrow Account”); and (iii) invest and disburse the Escrow Funds, in each case in accordance with the terms and conditions of this Agreement.
     1.2. Investment of the Escrow Account. Escrow Agent shall invest the funds in the Escrow Account at the written direction of Holder in one or more Permitted Investments

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(as that term is defined below) or in such other instruments or manner as Holder and Company may from time to time jointly instruct Escrow Agent in writing; provided that in the absence of written direction from Holder as to the investment of any portion of the Escrow Funds, Escrow Agent shall automatically and forthwith invest such portion of the Escrow Funds in [Wachovia Bank, National Association’s Evergreen Institutional U.S. Government Money Market 836]. The term “Permitted Investments” shall mean any one or more of the following: (a) US government securities or securities issued by governmental agencies backed by the full faith and credit of the United States government, (b) deposits with, certificates of deposit issued by and securities repurchase contracts (“repos”) with commercial banks or primary financial institutions with capital in excess of $500 million, the unsecured long-term debt of which is rated A-1 or better; (c) commercial paper rated of the highest quality by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation or (d) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a), (b) or (c) hereof. Any loss incurred from an investment made pursuant to this Section 1.2 will be borne by the Escrow Funds. All income and earnings upon the Escrow Funds shall be held as part of the Escrow Funds and paid as part of the Escrow Funds. Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement.
     1.3. Ownership for Tax Purposes.
          (a) Company and Holder agree to treat the Escrow Funds as owned by Holder for United States federal and applicable state income Tax purposes, and to file all tax returns on a basis consistent with such treatment.
          (b) All income and earnings on the Escrow Funds shall be accounted for by Escrow Agent separately from any amounts originally deposited with Escrow Agent hereunder. Notwithstanding any provisions of this Agreement to the contrary, earnings on the Escrow Funds shall be treated as having been received by Holder for United States federal and applicable state income tax purposes. Unless otherwise required by law, the parties hereto agree that, for United States federal and applicable state income Tax purposes, Holder shall report Escrow Account earnings as its income.
          (c) Holder shall cause to be provided to Escrow Agent a completed Form W-9, or other applicable forms, with respect to itself. Notwithstanding anything to the contrary herein provided, except for Form 1099’s, or other applicable forms, Escrow Agent shall have no duty to prepare or file any federal or state tax report or return with respect to the Escrow Funds or any income earned thereon. In the event that Escrow Agent becomes liable for the payment of taxes relating to income and earnings on the Escrow Funds (including, but not limited to, withholding taxes), Escrow Agent may deduct such taxes first, from current interest and earnings on the Escrow Funds and second, from future interest and earnings on the Escrow Funds. Except as otherwise provided in this Agreement, Escrow Agent shall have no obligation to file any other tax returns, nor to pay any taxes or estimated taxes, with respect to the Escrow Funds.
     1.4. Company Payment Requests. At any time after the date hereof, upon notice by Company to Escrow Agent that an amount is due and payable from the Escrow Funds to Company (or to any Purchaser Indemnified Party) pursuant to the Purchase Agreement,

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Company (on its own behalf or on behalf of any such Purchaser Indemnified Party) may request a disbursement from the Escrow Account in payment of such amount by delivering to Escrow Agent and Holder a written notice (a “Company Payment Request”) which specifies the amount of the disbursement so requested.
     1.5. Escrow Agent’s Disbursements from the Escrow Account.
          (a) Disbursements upon Joint Instructions. Escrow Agent will distribute amounts from the Escrow Account, or any portion thereof, in accordance with the joint written instructions of Company and Holder.
          (b) Disbursement following Final Judgment. Escrow Agent will distribute amounts from the Escrow Account, or any portion thereof, in accordance with a certified copy of a final, binding and non-appealable judgment of a court of competent jurisdiction.
          (c) Disbursements upon a Company Payment Request. If no Challenge Notice (as defined herein) is sent to Escrow Agent within 30 days after receipt of a Company Payment Request, then Holder shall be deemed to have authorized Escrow Agent to distribute all of the funds subject to such Company Payment Request, which deemed authorization shall be final and binding on Holder. Subject to the provisions of Article 2, on the date 30 days after receipt from Company of a Company Payment Request (together with evidence of 30 or more days’ prior delivery thereof to Holder), Escrow Agent will distribute to Company within 3 days of the expiration of such 30 day period (for the account of itself or another person specified in the Company Payment Request) from the Escrow Account the entire amount specified in such Company Payment Request or the portion thereof that is not a Challenged Amount (or, if less, the entire amount in the Escrow Account).
          (d) Disbursements Upon and After the Expiration Date. On June 11, 2007 (the “Expiration Date”), Escrow Agent will distribute to Holder from the Escrow Account all amounts then in the Escrow Account which are not then subject to any disputed, or undisputed and unpaid, Company Payment Request (an “Unsatisfied Request”). If on any date (an “Unencumbrance Date”) after the Expiration Date, any amounts then in the Escrow Account cease to be subject to an Unsatisfied Request (other than as a result of such amounts being distributed to Company), then Escrow Agent will distribute to Holder from the Escrow Account all such amounts as soon as then reasonably possible, but in no event later than five (5) business days after such Unencumbrance Date.
          (e) Disbursements of Income. Within thirty (30) days following the end of each calendar quarter, income that was earned on the Escrow Funds during such quarter shall be paid by the Escrow Agent to Holder.
ARTICLE 2.
PAYMENT DISPUTES
     2.1. Payment Disputes. If, after delivery of a Company Payment Request to Escrow Agent and to Holder, Holder desires to challenge the propriety and/or the amount of the disbursement requested therein or a proportion thereof (a “Payment Dispute”), then Holder may

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do so by delivering to Escrow Agent and Company written notice (a “Challenge Notice”), within 30 days after a Company Payment Request is delivered to it, describing in reasonable detail the amount of disbursement being challenged (the “Challenge Amount”) and the basis for such challenge (or, in the alternative, stating that Holder does not possess information sufficient to determine the propriety and/or amount of the requested disbursement). After delivery of a Challenge Notice to Escrow Agent, until Escrow Agent receives (i) joint written instruction from Company and Holder pursuant to Section 2.2 or (ii) a certified copy of a final, binding and non-appealable judgment of a court of competent jurisdiction, Escrow Agent will not make the requested distribution of the Challenged Amount.
     2.2. Amicable Resolution. After delivery of a Challenge Notice, Company and Holder will attempt amicably to resolve the matters which are the basis for such notice and, upon such resolution, as appropriate, will deliver to Escrow Agent joint written instructions to make in whole or in part, or not make, as appropriate, the requested disbursement from the Escrow Account. Any such resolution agreed upon in writing by Company and Holder will be final and binding upon Company and Holder.
ARTICLE 3.
LIABILITY OF ESCROW AGENT
     3.1. Liability of Escrow Agent. Escrow Agent’s duties and obligations under this Agreement will be determined solely by the express provisions of this Agreement. Escrow Agent will be under no obligation to refer to any documents other than this Agreement and the instructions and requests delivered to Escrow Agent hereunder. Escrow Agent will not have any duties or responsibilities except as expressly provided in this Agreement. Escrow Agent will not be obligated to recognize, and will not have any liability or responsibility arising under, any agreement to which Escrow Agent is not a party, even though reference thereto may be made herein. With respect to Escrow Agent’s responsibility, Holder and Company further agree that:
          (a) Escrow Agent and its affiliates, officers, directors, employees and agents (collectively, “Indemnified Parties”) shall not be liable to anyone whomsoever by reason of any error of judgment or for any act done or step taken or omitted by Escrow Agent, or for any mistake of fact or law or anything which Escrow Agent may do or refrain from doing in connection herewith, unless caused by or arising out of Escrow Agent’s gross negligence, bad faith or willful misconduct. Escrow Agent may consult with external counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel. Holder and Company will each severally indemnify and hold harmless each of the Indemnified Parties from and against one half of any and all liability and reasonable expense (but not with respect to costs and expenses allocated to its internal counsel) which may arise out of any action taken or omitted by Escrow Agent in accordance with this Agreement, except for such liability and expenses which results from Escrow Agent’s negligence, bad faith or willful misconduct.
          (b) Holder or Company may examine the Escrow Account and the records pertaining thereto at any time during normal business hours at Escrow Agent’s office upon 24 hours prior notice.

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          (c) This Agreement is a personal one, Escrow Agent’s duties hereunder being only to the other parties hereto and their respective successors, permitted assigns, heirs and legal sellers, and to no other person whomsoever.
          (d) No succession to, or assignment of, the obligations hereunder of Company or Holder will be binding upon Escrow Agent unless and until written evidence of such succession or assignment, in form satisfactory to Escrow Agent, has been filed with and accepted by Escrow Agent.
          (e) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof, unless Escrow Agent has actual knowledge of the lack of authenticity, correctness, proprietary or validity. Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that the person purporting to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so, unless Escrow Agent has actual knowledge of the lack of authority. Escrow Agent may conclusively presume that the undersigned representative of any party hereto has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent and unless Escrow Agent has actual knowledge of the lack of power or authority. Escrow Agent shall be allowed to rely on the signatures contained herein as the specimen signatures of the parties, until changed in writing by a certificate to the Escrow Agent from the party so changing.
          (f) In case any property held by Escrow Agent will be attached, garnished or levied upon under a court order, or the delivery thereof will be stayed or enjoined by a court order, or any writ order, judgment or decree will be made or entered by any court affecting the property deposited under this Agreement or any part thereof, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgments or decrees so entered or issued (provided, that Escrow Agent provides Holder and Company with a copy of any such writs, orders, judgments or decrees as soon as reasonably practicable following receipt), and in any case where Escrow Agent obeys or complies with any such writ, order, judgment or decree (having provided Company and Holder with a copy of the same), Escrow Agent will not be liable to Company, Holder or to any other person by reason of such compliance in connection with such litigation, and will be entitled to reimburse itself therefor out of the Escrow Account, and if Escrow Agent will be unable to reimburse itself from the Escrow Account, Company and Holder each severally agree to pay to Escrow Agent on demand one half of its reasonable costs, attorneys’ fees, charges, disbursements and expenses in connection with such litigation.
          (g) If, at any time, there shall exist any dispute (other than a Payment Dispute to which Section 2 shall apply) between Company and Holder with respect to the holding or disposition of any portion of the Escrow Funds or any other obligation of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Account or Escrow Agent’s proper actions with respect to its obligations hereunder, the Escrow Agent shall first provide written notice to Company and Holder of any such dispute or ambiguity and request Company

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           and Holder to provide joint written instructions. If Company and Holder do not provide such instructions, then Escrow Agent may, in its sole discretion, take either or both of the following actions:
(i)	suspend the performance of its obligations (including without limitation any disbursement obligations) under this Agreement with respect to such matters in dispute until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be);

(ii)	petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Account, after deduction and payment to Escrow Agent pursuant to this Agreement of all fees and expenses (including court costs and reasonable attorneys’ fees) payable to, incurred by, or reasonably expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. Escrow Agent shall have no liability to Company or Holder or to any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Account or any delay in or with respect to any other action required or requested of Escrow Agent, except for losses caused by Escrow Agent’s negligence, breach of this Agreement, bad faith or willful misconduct.
          (h) Escrow Agent reserves the right to resign at any time by giving at least 30 days’ prior written notice of resignation to Company and Holder specifying the effective date thereof, which date shall be at least thirty (30) days after the date such notice is delivered to Company and Holder and until a successor is in place or an interpleader action has commenced with the payment of the Escrow Funds into a court of competent jurisdiction. Escrow Agent may be removed by the mutual consent of Holder and Company upon 30 days’ joint prior written notice to Escrow Agent. Prior to the effective date of the resignation or removal of Escrow Agent, Company and Holder jointly will appoint a successor escrow agent to which Escrow Agent shall distribute the property then held hereunder, less Escrow Agent’s accrued fees and reasonable costs and expenses. If a successor escrow agent has not been appointed and has not accepted such appointment by the effective date of the resignation or removal of Escrow Agent, Escrow Agent shall apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and Company, on one hand, and Holder, on the other, will each be responsible for half of the reasonable costs, expenses and attorneys’ fees which are incurred in connection with such proceeding.
          (i) Escrow Agent does not have any interest in the Escrow Funds but is serving as escrow holder only and has only possession thereof. Escrow Agent shall prepare and

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           provide to Holder a monthly information statement of any interest or other earnings on the Escrow Funds no later than the last calendar day in respect of the immediately preceding full calendar month. The Escrow Agent shall not be responsible for any tax reporting to the Internal Revenue Service or state tax authority in connection with the Escrow Funds. If any payments of income from the Escrow Account are subject to withholding regulations then in force with respect to United States taxes, Company and Holder agree to provide Escrow Agent with appropriate forms for or with respect to such withholding. This Section 3.1(i) and Sections 3.1(a), 3.1(f), 3.1(g) and 3.1(h) will survive notwithstanding any termination of this Agreement or of Escrow Agent’s services hereunder.
ARTICLE 4.
MISCELLANEOUS
     4.1. Termination. This Agreement shall remain in effect unless and until (i) the Escrow Funds are distributed in full or (ii) the Agreement is terminated in a written instrument executed by Holder and Company, in which event such termination shall take effect no later than ten (10) days after notice to Escrow Agent of such termination.
     4.2. Notices. All notices and other communications hereunder shall be in writing and be deemed to have been duly given if (a) delivered by hand, (b) sent by facsimile, provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if mailed by recognized overnight courier, charges prepaid, or by certified or registered mail, postage prepaid, in each case evidenced by a delivery receipt or written confirmation of receipt, addressed or transmitted to the facsimile number(s) as follows or to such other address(es) or facsimile number as the party in question may specify from time to time in writing:

(a)	if to Company, to:

Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367
Attention: Scott Solomon
Facsimile: (818) 668-2101

with a copy (which shall not constitute notice to Company) to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Attention: Kenneth W. Miller
Facsimile: (312) 902-1061

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(b)	if to Holder, to:

UT Group, LLC
c/o Kinderhook Industries, LLC
888 Seventh Avenue
16th Floor
New York, NY 10106
Attention: Robert E. Michalik
Facsimile: (212) 201-6790

with a copy (which shall not constitute notice to Holder) to:

Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022
Attention: W. Brian Raftery
Facsimile: (212) 446-4900

(c)	if to Escrow Agent, to:

[Wachovia Bank, National Association]
[123 S. Broad Street, PA 1249]
[Philadelphia, PA 19109]
Attention: [Ronald Reid]
Facsimile: [215-670-6337]
Any such notice, demand or communication shall be deemed to have been given on the date of actual delivery or attempted delivery as evidenced by written confirmation of receipt by hand, delivery or facsimile transmission or a postal or courier receipt.
     4.3. Assignment. This Agreement and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties without the prior written consent of the other parties under this Agreement; provided, that nothing in this Agreement shall or is intended to limit the ability of Company to assign its rights or delegate its responsibilities, liabilities or obligations under this Agreement, in whole or in part, without the consent of the other parties hereto to (i) any Affiliate of Company, (ii) any buyer of all or substantially all of the assets of Company, United Tote or any other Subsidiary of Company, or (iii) lenders to any of Company, United Tote or any other Subsidiary of Company as security for borrowings. Any attempted assignment in violation of the immediately preceding sentence shall be void.
     4.4. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

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     4.5. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any person or entity by virtue of the authorship of any of the provisions of this Agreement.
     4.6. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.
     4.7. Entire Agreement and Modification. This Agreement and the documents referred to herein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement may not be amended except by a written agreement executed by each party hereto.
     4.8. Counterparts; Fax Signature. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument. Delivery of a signed counterpart by facsimile transmission will constitute a party’s due execution and delivery of this Agreement.
     4.9. Representations and Warranties
     Each of Company and Holder hereby represents and warrants (a) that this Agreement has been duly authorized and executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution and performance of this Agreement by such person does not and will not violate any applicable law.
     4.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereto agrees that in connection with any litigation, proceeding or action, such party will consent and submit to personal jurisdiction in the State of New York and to service of process upon it in accordance with the rules and statutes governing service of process.
     4.11. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any person or entity other than the parties to this Agreement and their respective successors and permitted assigns any rights or remedies under or by virtue of this Agreement.
     4.12. Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR

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PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.
     4.13. Other Definitional Provisions. The terms “hereof”, “herein” and “hereunder” and terms of similar import will refer to this Agreement as a whole and not to any particular provision of this Agreement. Section and clause references contained in this Agreement are references to Sections and clauses in or attached to this Agreement, unless otherwise specified. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form. Whenever the term “including” is used in this Agreement (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification.
     4.14. Escrow Agent’s Compensation. In consideration for the performance of Escrow Agent’s obligations under this Agreement, Company and Holder will each pay Escrow Agent one half of the fees and the other amounts described as payable to Escrow Agent on the attached Annex I.
* * * *

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[ANNEX I
ESCROW AGENT
FEE SCHEDULE
FOR
INDEMNITY ESCROW AGREEMENT

Acceptance Fee:	$1,000, One-time, Upfront
Annual Administration Fee:	$2,500, Annually in Advance
Transaction Expenses:
Per Wire Transfer or Check:	$35 Wire or $25 Check
Security Purchase/Sale:	$25[i]
Legal Fees and Expenses:ii	Billed at Cost

[i]	Does not apply to money market funds offered by Wachovia Bank, N.A.

ii	If this transaction is not consummated and is terminated, the responsible party will be billed any unpaid legal fees and expenses incurred on behalf of Wachovia, and is responsible for the full and prompt payment of such fees and expenses.
The Acceptance Fee and initial Annual Administration Fee are payable as of the date hereof. Thereafter, the Annual Administration Fee and any expenses will be billed one year after the date hereof. The Annual Administration Fees will not be pro-rated.
The above-mentioned Fees are basic charges and do not include out-of-pocket expenses, which will be billed in addition to the regular charges. Out-of-pocket expenses shall include, but are not limited to: telephone tolls, stationery, travel and postage expenses.
Unless otherwise directed, all Escrow Funds will be automatically invested into the Evergreen Institutional U.S. Government Money Market Fund #836.
Charges for performing extraordinary or other services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule will be determined by appraisal in amounts commensurate with the service to be provided.
To help fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record information that identifies each client who opens an account.]

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Exhibit 4 to Third Amendment to Stock Purchase Agreement
RETENTION ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (this “Agreement”) is entered into as of [___], by and among Youbet.com, Inc., a Delaware corporation (“Company”), UT Group, LLC, a Delaware limited liability company (“Holder”), and [Wachovia Bank, National Association, a national banking association], as the initial Escrow Agent (together with any successor in such capacity, “Escrow Agent”).
     WHEREAS, pursuant to the terms of that certain Promissory Note, dated February 10, 2006 (the “Note”), by and between Company and Holder, Company has promised to pay to the order of Holder the principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000), together with interest thereon.
     WHEREAS, pursuant to the terms of the Note, certain voluntary prepayments made by Company pursuant to Section 2(b) of the Note shall be deposited by Company with Escrow Agent to be held as security for the obligations of Holder under that certain Management Retention Agreement (the “Management Retention Agreement”), dated as of February 10, 2006, by and among Company, Holder, Joe Tracy (“Tracy”) and Terry Woods (“Woods” and, together with Tracy, collectively, “Executives”) and disbursed in accordance with the terms set forth herein.
     WHEREAS, the Management Retention Agreement was entered into in connection with that certain Stock Purchase Agreement, dated as of November 30, 2005 (as amended, the “Purchase Agreement”), by and among Company, UT Gaming, Inc., a Delaware corporation, Holder and United Tote Company, a Montana corporation (“United Tote”).
     WHEREAS, the escrow account set up in connection with this Agreement shall be named the “Retention Escrow Account” or some other name which is substantially similar, and all amounts deposited therein in accordance with the Note and held therein in accordance herewith, together with any income earned thereon shall be referred to as the “Escrow Funds.”
     WHEREAS, each capitalized term which is used and not otherwise defined in this Agreement has the meaning which the Purchase Agreement assigns to that term.
     NOW, THEREFORE, in consideration of the above premises and of the mutual covenants and agreements contained herein and in the Note, Management Retention Agreement and Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE 1.
APPOINTMENT; ESCROW FUND
     1.1. Appointment of Escrow Agent. Holder and Company hereby designate and appoint Escrow Agent as joint escrow agent for Holder and Company pursuant to the terms of this Agreement. Escrow Agent agrees to (i) act as the escrow agent, (ii) deposit and hold all

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portions of the Escrow Funds in an account maintained by the Escrow Agent (the “Escrow Account”); and (iii) invest and disburse the Escrow Funds, in each case in accordance with the terms and conditions of this Agreement.
     1.2. Investment of the Escrow Account. Escrow Agent shall invest the funds in the Escrow Account at the written direction of Holder in one or more Permitted Investments (as that term is defined below) or in such other instruments or manner as Holder and Company may from time to time jointly instruct Escrow Agent in writing; provided that in the absence of written direction from Holder as to the investment of any portion of the Escrow Funds, Escrow Agent shall automatically and forthwith invest such portion of the Escrow Funds in [Wachovia Bank, National Association’s Evergreen Institutional U.S. Government Money Market 836]. The term “Permitted Investments” shall mean any one or more of the following: (a) US government securities or securities issued by governmental agencies backed by the full faith and credit of the United States government, (b) deposits with, certificates of deposit issued by and securities repurchase contracts (“repos”) with commercial banks or primary financial institutions with capital in excess of $500 million, the unsecured long-term debt of which is rated A-1 or better; (c) commercial paper rated of the highest quality by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation or (d) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a), (b) or (c) hereof. Any loss incurred from an investment made pursuant to this Section 1.2 will be borne by the Escrow Funds. All income and earnings upon the Escrow Funds shall be held as part of the Escrow Funds and paid as part of the Escrow Funds. Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement.
     1.3. Ownership for Tax Purposes.
          (a) Company and Holder agree to treat the Escrow Funds as owned by Holder for United States federal and applicable state income Tax purposes, and to file all tax returns on a basis consistent with such treatment.
          (b) All income and earnings on the Escrow Funds shall be accounted for by Escrow Agent separately from any amounts originally deposited with Escrow Agent hereunder. Notwithstanding any provisions of this Agreement to the contrary, earnings on the Escrow Funds shall be treated as having been received by Holder for United States federal and applicable state income tax purposes. Unless otherwise required by law, the parties hereto agree that, for United States federal and applicable state income Tax purposes, Holder shall report Escrow Account earnings as its income.
          (c) Holder shall cause to be provided to Escrow Agent a completed Form W-9, or other applicable forms, with respect to itself. Notwithstanding anything to the contrary herein provided, except for Form 1099’s, or other applicable forms, Escrow Agent shall have no duty to prepare or file any federal or state tax report or return with respect to the Escrow Funds or any income earned thereon. In the event that Escrow Agent becomes liable for the payment of taxes relating to income and earnings on the Escrow Funds (including, but not limited to, withholding taxes), Escrow Agent may deduct such taxes first, from current interest and earnings on the Escrow Funds and second, from future interest and earnings on the Escrow Funds.

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Except as otherwise provided in this Agreement, Escrow Agent shall have no obligation to file any other tax returns, nor to pay any taxes or estimated taxes, with respect to the Escrow Funds.
     1.4. Escrow Agent’s Disbursements from the Escrow Account.
          (a) Disbursements upon Company’s Instructions. Escrow Agent will distribute amounts from the Escrow Account, or any portion thereof, in accordance with the written instructions of Company (together with evidence of delivery of written notice to Holder of termination of employment of an Executive pursuant to Section 2(a) of the Management Retention Agreement).
          (b) Disbursement following Final Judgment. Escrow Agent will distribute amounts from the Escrow Account, or any portion thereof, in accordance with a certified copy of a final, binding and non-appealable judgment of a court of competent jurisdiction.
          (c) Disbursements Upon and After the Expiration Date. On March 9, 2007 (the “Expiration Date”), Escrow Agent will distribute to Holder from the Escrow Account all amounts then in the Escrow Account.
          (d) Disbursements of Income. Within thirty (30) days following the end of each calendar quarter, income that was earned on the Escrow Funds during such quarter shall be paid by the Escrow Agent to Holder.
ARTICLE 2.
LIABILITY OF ESCROW AGENT
     2.1. Liability of Escrow Agent. Escrow Agent’s duties and obligations under this Agreement will be determined solely by the express provisions of this Agreement. Escrow Agent will be under no obligation to refer to any documents other than this Agreement and the instructions and requests delivered to Escrow Agent hereunder. Escrow Agent will not have any duties or responsibilities except as expressly provided in this Agreement. Escrow Agent will not be obligated to recognize, and will not have any liability or responsibility arising under, any agreement to which Escrow Agent is not a party, even though reference thereto may be made herein. With respect to Escrow Agent’s responsibility, Holder and Company further agree that:
          (a) Escrow Agent and its affiliates, officers, directors, employees and agents (collectively, “Indemnified Parties”) shall not be liable to anyone whomsoever by reason of any error of judgment or for any act done or step taken or omitted by Escrow Agent, or for any mistake of fact or law or anything which Escrow Agent may do or refrain from doing in connection herewith, unless caused by or arising out of Escrow Agent’s gross negligence, bad faith or willful misconduct. Escrow Agent may consult with external counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel. Holder and Company will each severally indemnify and hold harmless each of the Indemnified Parties from and against one half of any and all liability and reasonable expense (but not with respect to costs and expenses allocated to its internal counsel) which may arise out of any action

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taken or omitted by Escrow Agent in accordance with this Agreement, except for such liability and expenses which results from Escrow Agent’s negligence, bad faith or willful misconduct.
          (b) Holder or Company may examine the Escrow Account and the records pertaining thereto at any time during normal business hours at Escrow Agent’s office upon 24 hours prior notice.
          (c) This Agreement is a personal one, Escrow Agent’s duties hereunder being only to the other parties hereto and their respective successors, permitted assigns, heirs and legal sellers, and to no other person whomsoever.
          (d) No succession to, or assignment of, the obligations hereunder of Company or Holder will be binding upon Escrow Agent unless and until written evidence of such succession or assignment, in form satisfactory to Escrow Agent, has been filed with and accepted by Escrow Agent.
          (e) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof, unless Escrow Agent has actual knowledge of the lack of authenticity, correctness, proprietary or validity. Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that the person purporting to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so, unless Escrow Agent has actual knowledge of the lack of authority. Escrow Agent may conclusively presume that the undersigned representative of any party hereto has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent and unless Escrow Agent has actual knowledge of the lack of power or authority. Escrow Agent shall be allowed to rely on the signatures contained herein as the specimen signatures of the parties, until changed in writing by a certificate to the Escrow Agent from the party so changing.
          (f) In case any property held by Escrow Agent will be attached, garnished or levied upon under a court order, or the delivery thereof will be stayed or enjoined by a court order, or any writ order, judgment or decree will be made or entered by any court affecting the property deposited under this Agreement or any part thereof, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgments or decrees so entered or issued (provided, that Escrow Agent provides Holder and Company with a copy of any such writs, orders, judgments or decrees as soon as reasonably practicable following receipt), and in any case where Escrow Agent obeys or complies with any such writ, order, judgment or decree (having provided Company and Holder with a copy of the same), Escrow Agent will not be liable to Company, Holder or to any other person by reason of such compliance in connection with such litigation, and will be entitled to reimburse itself therefor out of the Escrow Account, and if Escrow Agent will be unable to reimburse itself from the Escrow Account, Company and Holder each severally agree to pay to Escrow Agent on demand one half of its reasonable costs, attorneys’ fees, charges, disbursements and expenses in connection with such litigation.

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          (g) If, at any time, there shall exist any dispute between Company and Holder with respect to the holding or disposition of any portion of the Escrow Funds or any other obligation of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Account or Escrow Agent’s proper actions with respect to its obligations hereunder, the Escrow Agent shall first provide written notice to Company and Holder of any such dispute or ambiguity and request Company and Holder to provide joint written instructions. If Company and Holder do not provide such instructions, then Escrow Agent may, in its sole discretion, take either or both of the following actions:
(i)	suspend the performance of its obligations (including without limitation any disbursement obligations) under this Agreement with respect to such matters in dispute until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be);

(ii)	petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Account, after deduction and payment to Escrow Agent pursuant to this Agreement of all fees and expenses (including court costs and reasonable attorneys’ fees) payable to, incurred by, or reasonably expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. Escrow Agent shall have no liability to Company or Holder or to any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Account or any delay in or with respect to any other action required or requested of Escrow Agent, except for losses caused by Escrow Agent’s negligence, breach of this Agreement, bad faith or willful misconduct.
          (h) Escrow Agent reserves the right to resign at any time by giving at least 30 days’ prior written notice of resignation to Company and Holder specifying the effective date thereof, which date shall be at least thirty (30) days after the date such notice is delivered to Company and Holder and until a successor is in place or an interpleader action has commenced with the payment of the Escrow Funds into a court of competent jurisdiction. Escrow Agent may be removed by the mutual consent of Holder and Company upon 30 days’ joint prior written notice to Escrow Agent. Prior to the effective date of the resignation or removal of Escrow Agent, Company and Holder jointly will appoint a successor escrow agent to which Escrow Agent shall distribute the property then held hereunder, less Escrow Agent’s accrued fees and reasonable costs and expenses. If a successor escrow agent has not been appointed and has not accepted such appointment by the effective date of the resignation or removal of Escrow Agent, Escrow Agent shall apply to a court of competent jurisdiction for the appointment of a successor escrow agent,

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and Company, on one hand, and Holder, on the other, will each be responsible for half of the reasonable costs, expenses and attorneys’ fees which are incurred in connection with such proceeding.
          (i) Escrow Agent does not have any interest in the Escrow Funds but is serving as escrow holder only and has only possession thereof. Escrow Agent shall prepare and provide to Holder a monthly information statement of any interest or other earnings on the Escrow Funds no later than the last calendar day in respect of the immediately preceding full calendar month. The Escrow Agent shall not be responsible for any tax reporting to the Internal Revenue Service or state tax authority in connection with the Escrow Funds. If any payments of income from the Escrow Account are subject to withholding regulations then in force with respect to United States taxes, Company and Holder agree to provide Escrow Agent with appropriate forms for or with respect to such withholding. This Section 2.1(i) and Sections 2.1(a), 2.1(f), 2.1(g) and 2.1(h) will survive notwithstanding any termination of this Agreement or of Escrow Agent’s services hereunder.
ARTICLE 3.
MISCELLANEOUS
     3.1. Termination. This Agreement shall remain in effect unless and until (i) the Escrow Funds are distributed in full or (ii) the Agreement is terminated in a written instrument executed by Holder and Company, in which event such termination shall take effect no later than ten (10) days after notice to Escrow Agent of such termination.
     3.2. Notices. All notices and other communications hereunder shall be in writing and be deemed to have been duly given if (a) delivered by hand, (b) sent by facsimile, provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if mailed by recognized overnight courier, charges prepaid, or by certified or registered mail, postage prepaid, in each case evidenced by a delivery receipt or written confirmation of receipt, addressed or transmitted to the facsimile number(s) as follows or to such other address(es) or facsimile number as the party in question may specify from time to time in writing:
(a)	if to Company, to:

Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367
Attention:     Scott Solomon
Facsimile:     (818) 668-2101

with a copy (which shall not constitute notice to Company) to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Attention:     Kenneth W. Miller
Facsimile: (312) 902-1061

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(b)	if to Holder, to:

UT Group, LLC
c/o Kinderhook Industries, LLC
888 Seventh Avenue
16th Floor
New York, NY 10106
Attention:     Robert E. Michalik
Facsimile:     (212) 201-6790

with a copy (which shall not constitute notice to Holder) to:

Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022
Attention:     W. Brian Raftery
Facsimile: (212) 446-4900

(c)	if to Escrow Agent, to:

[Wachovia Bank, National Association] [123 S. Broad Street, PA 1249] [Philadelphia, PA 19109] Attention: [Ronald Reid] Facsimile: [215-670-6337]
Any such notice, demand or communication shall be deemed to have been given on the date of actual delivery or attempted delivery as evidenced by written confirmation of receipt by hand, delivery or facsimile transmission or a postal or courier receipt.
     3.3. Assignment. This Agreement and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties without the prior written consent of the other parties under this Agreement; provided, that nothing in this Agreement shall or is intended to limit the ability of Company to assign its rights or delegate its responsibilities, liabilities or obligations under this Agreement, in whole or in part, without the consent of the other parties hereto to (i) any Affiliate of Company, (ii) any buyer of all or substantially all of the assets of Company, United Tote or any other Subsidiary of Company, or (iii) lenders to any of Company, United Tote or any other Subsidiary of Company as security for borrowings. Any attempted assignment in violation of the immediately preceding sentence shall be void.
     3.4. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

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     3.5. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any person or entity by virtue of the authorship of any of the provisions of this Agreement.
     3.6. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.
     3.7. Entire Agreement and Modification. This Agreement and the documents referred to herein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement may not be amended except by a written agreement executed by each party hereto.
     3.8. Counterparts; Fax Signature. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument. Delivery of a signed counterpart by facsimile transmission will constitute a party’s due execution and delivery of this Agreement.
     3.9. Representations and Warranties
     Each of Company and Holder hereby represents and warrants (a) that this Agreement has been duly authorized and executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution and performance of this Agreement by such person does not and will not violate any applicable law.
     3.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereto agrees that in connection with any litigation, proceeding or action, such party will consent and submit to personal jurisdiction in the State of New York and to service of process upon it in accordance with the rules and statutes governing service of process.
     3.11. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any person or entity other than the parties to this Agreement and their respective successors and permitted assigns any rights or remedies under or by virtue of this Agreement.
     3.12. Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR

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PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.
     3.13. Other Definitional Provisions. The terms “hereof”, “herein” and “hereunder” and terms of similar import will refer to this Agreement as a whole and not to any particular provision of this Agreement. Section and clause references contained in this Agreement are references to Sections and clauses in or attached to this Agreement, unless otherwise specified. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form. Whenever the term “including” is used in this Agreement (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification.
     3.14. Escrow Agent’s Compensation. In consideration for the performance of Escrow Agent’s obligations under this Agreement, Company and Holder will each pay Escrow Agent one half of the fees and the other amounts described as payable to Escrow Agent on the attached Annex I.
* * * *

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[ANNEX I
ESCROW AGENT
FEE SCHEDULE
FOR
RETENTION ESCROW AGREEMENT

Acceptance Fee:	$1,000, One-time, Upfront
Annual Administration Fee:	$2,500, Annually in Advance
Transaction Expenses:
Per Wire Transfer or Check:	$35 Wire or $25 Check
Security Purchase/Sale:	$25[i]
Legal Fees and Expenses:ii	Billed at Cost

[i]	Does not apply to money market funds offered by Wachovia Bank, N.A.

ii	If this transaction is not consummated and is terminated, the responsible party will be billed any unpaid legal fees and expenses incurred on behalf of Wachovia, and is responsible for the full and prompt payment of such fees and expenses.
The Acceptance Fee and initial Annual Administration Fee are payable as of the date hereof. Thereafter, the Annual Administration Fee and any expenses will be billed one year after the date hereof. The Annual Administration Fees will not be pro-rated.
The above-mentioned Fees are basic charges and do not include out-of-pocket expenses, which will be billed in addition to the regular charges. Out-of-pocket expenses shall include, but are not limited to: telephone tolls, stationery, travel and postage expenses.
Unless otherwise directed, all Escrow Funds will be automatically invested into the Evergreen Institutional U.S. Government Money Market Fund #836.
Charges for performing extraordinary or other services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule will be determined by appraisal in amounts commensurate with the service to be provided.
To help fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record information that identifies each client who opens an account.]

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